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                                                                   EXHIBIT 24.4


                               POWER OF ATTORNEY

         THE UNDERSIGNED director of EnPro Industries, Inc. (the "Corporation") hereby appoints William Dries, Richard L. Magee, Donald G. Pomeroy II and John
R. Mayo, and each of them singly, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") registration statements, including amendments, on

         (i) Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering shares of common stock of the Corporation and securities and other interests to be issued pursuant to the EnPro Industries, Inc. 2002 Equity Compensation Plan, the EnPro Industries, Inc. Retirement Savings Plan for Hourly Employees, and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees, in each case as amended from time to time, and

         (ii) Form S-3 pursuant to the Act, for the purpose of registering shares of common stock of the Corporation issuable upon conversion of the 5-1/4% Convertible Junior Subordinated Debentures due April 15, 2028 issued by Coltec Industries Inc. in connection with the issuance by Coltec Capital Trust of $150,000,000 aggregate liquidation amount 5-1/4% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES(SM)),

in each case with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of such shares and interests.

         EXECUTED on the 22nd day of May, 2002.


                                             /s/ Peter C. Browning
                                             ----------------------------------
                                             Peter C. Browning